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                                                                    EXHIBIT 99.1

                         [STERLING BANCORP LETTERHEAD]

CONTACT:


John W. Tietjen                                    Denise Roche/Brandon Ashcraft
Chief Financial Officer                            Investor Relations/ Media
Sterling Bancorp                                   The Ruth Group
Tel: (212) 757-8035                                Tel: (646) 536-7008/7025
Fax: (212) 757-8287                                droche@theruthgroup.com
john.tietjen@sterlingbancorp.com                   bashcraft@theruthgroup.com


       STERLING BANCORP DECLARES 229TH CONSECUTIVE QUARTERLY CASH DIVIDEND

NEW YORK, NY - February 20, 2003 - Sterling Bancorp (NYSE:STL), parent company of Sterling National Bank, today declared a quarterly dividend of $0.19 per common share, payable March 31, 2003, to shareholders of record on March 15, 2003. This dividend is the 229th consecutive quarterly cash dividend paid by the Company and its predecessors since it became a public corporation in 1946.

Louis J. Cappelli, Chairman and Chief Executive Officer, said, "Sterling's Board of Directors is committed to providing exceptional value to our shareholders. Our record of paying cash dividends for 229 consecutive quarters reflects that commitment. This is especially true during periods of market volatility, when consistent payments of dividends have helped maximize shareholders' return. Since 1998, our Board has increased Sterling's quarterly cash dividend on an annualized basis by approximately 160% per common share. We are pleased that our earnings performance has enabled us to provide these returns."

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.6 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including commercial lending, asset-based financing, factoring/accounts receivable management, international trade financing, commercial and residential mortgage lending, equipment leasing, trust and estate administration and investment management services. Sterling has operations in the metropolitan New York area, North Carolina and other mid-Atlantic states and conducts business throughout the U.S.

This press release may contain, and from time to time the Company's management may make, statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly
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materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. Important factors that could cause the Company's actual results to differ, possibly materially, from those in or implied by the forward-looking statements include, but are not limited to, the following: inflation, interest rates, market and monetary fluctuations; geopolitical developments, including the impact of any acts or threats of war or terrorism; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; a decline in general economic conditions and the strength of the local economies in which the Company operates; the financial condition of the Company's borrowers; competitive pressures on loan and deposit pricing and demand; changes in technology and their impact on the marketing of products and services; the timely development and effective marketing of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors' products and services for the Company's products and services; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); changes in accounting principles, policies and guidelines; and the success of the Company at managing the risks involved in the foregoing; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The foregoing list of important factors is not exclusive, and the Company will not update forward-looking statements, whether written or oral, that may be made from time to time.